Exhibit 3

MANUAL FOR

SHAREHOLDERS’

PARTICIPATION

AT THE 2016

ANNUAL

GENERAL

MEETING

TABLE OF CONTENTS

1. Message from the administration	03

2. Invitation	04

3. The AGM	05

4. Procedures, instructions and deadlines for participation in the Meetings

4.1. Individual Shareholder	07

4.2. Legal Entity Shareholder	08

4.3. Investment Fund Shareholder	08

4.4. ADR Holders	09

5. Call notice of the Annual General Meeting of 04/28/2016	10

6. Texts explaining the matters to be resolved upon at the AGM	12

7. Related documents and links	13

8. Exhibit - Power of Attorney	14

1. MESSAGE FROM THE ADMINISTRATION

Dear Shareholders,

It is with great pleasure that we invite you to participate in the next Annual General Meeting (“Meeting” or “AGM”) of Oi S.A (“Oi” or “Company”), called for April 28, 2016, at 11 a.m., at the Company’s headquarters, located at Rua do Lavradio, No 71, Centro, City and State of Rio de Janeiro.

In line with the commitments undertaken with the market, we took important steps to adopt high standards of corporate governance, bringing forward several rights to which Oi’s shareholders would be entitled upon the migration of Oi’s shares to the New Market, implementing the voluntary conversion of preferred shares into common shares and ensuring the dispersion of the voting rights, without a defined controlling shareholder.

We take this opportunity to thank you for the trust in Oi and its Administrators, reaffirming our goal of continuing to work to comply with the principles of transparency, equity, accountability, corporate responsibility/sustainability and ethics.

The writing of this Manual is part of the Company’s policy of continuous improvement of its governance practices and quality of the information provided to our Shareholders.

It is intended to provide, in a clear and precise manner, clarifications and instructions to you, for your participation in the AGM, contributing for your voting rights to be fully exercised.

This manual must be read jointly with the Proposal from the Company’s Administration, which is available at the Company’s Headquarters and at the websites of the São Paulo Stock Exchange (BM&FBOVESPA), of the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM) and of the Company (www.oi.com.br/ri).

We count on you being there, in the Company’s best interests. Your vote is very important to Oi.

Kind regards,

Bayard De Paoli Gontijo

Chief Executive Officer

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

2. INVITATION

ANNUAL GENERAL MEETING OF OI S.A.

DATE

April 28, 2016

TIME

11 a.m.

PLACE

Rua do Lavradio, 71

Centro - 20230-070

City and State of Rio de Janeiro

DIRECTIONS

3. THE AGM

The Company’s administration invites Oi’s Shareholders to gather at the Meeting to resolve upon the following matters:

(i)	To take the Administrators’ accounts, to examine, discuss and vote on the Administration’s Report and the Financial Statements pertaining to the fiscal year ended on December 31, 2015, accompanied by the opinion from the Independent Auditors and the opinion from the Audit Committee;

(ii)	To examine, discuss and vote on the Administration’s Proposal for the allocation of the results of the fiscal year ended on December 31, 2015;

(iii)	To set the annual global sum for the compensation of the Administrators and of the members of the Company’s Audit Committee;

(iv)	To elect members to make up the Board of Directors to complement the term of office, for positions filled pursuant to article 150 of Law 6,404/76; and

(v)	To elect the members of the Audit Committee and their respective alternates.

The resolutions made at the AGM shall be made by the absolute majority of votes, blank votes or votes exceeding the limit to the voting rights referred to in the paragraph above not being computed.

Prior to the meeting being convened, the Shareholders shall sign the Attendance Book.

For the Meeting to be convened at first call, the presence of Shareholders representing at least one-fourth (1/4) of the voting share capital shall be necessary, pursuant to article 125 of Law. 6,404/1976. If there is no sufficient quorum for the meeting to be called, the Company shall later announce a new date for it to be held, at second call.

If there is a quorum, the AGM shall be convened by the Chairman of the Board of Directors. If the Chairman is absent or impeded, it shall be convened by any Director in attendance, chosen by the Meeting. In case of absence and/or impediment of any Director, in observance of the procedures above, it shall be incumbent upon the Meeting to elect the chairman of the presiding board, who shall be responsible for choosing the respective secretary.

Each common share shall grant the right to one vote at the Meeting’s resolutions, in compliance with the limitation to the voting rights set forth in article 72 of the Bylaws. Said article states that any shareholder or group of shareholders representing the same interest or bound by a voting agreement, which hold or may hold, at any time, individually or jointly, an interest greater than 15% of the number of shares into which the voting capital is divided, shall have their voting rights limited to 15% of the number of voting shares.

The proposal in item (i) above is intended to show the Shareholders an overview of their results of the 2015 fiscal year. The administrators’ accounts are stated in the Administration’s Report and the financial statements, which (i) were approved by Oi’s Board of Directors on March 23, 2016; and (ii) received a favorable opinion by the Audit Committee. The financial statements were audited and received an opinion with proviso from the Company’s independent auditors, KPMG Auditores Independentes, in relation to the non-registry of the surplus value of corporate assets of Telemar Participações S.A. (“TmarPart”), the Company’s former holding, as well as the reduction of the impairment of assets (“impairment”) of such assets surplus value not incorporated.

The documents to be submitted to the shareholders’ approval were published in newspapers Valor Econômico and Official Gazette of the State of Rio de Janeiro, on March 29, 2016, and are available at the Company’s headquarters, at the CVM and at BM&F Bovespa, as well as in Oi’s website (www.oi.com.br/ri).

Oi’s Board of Directors recommends that its shareholders thoroughly examine the documents put at their disposal by the Administration, so as to resolve upon the Company’s financial statements and, if they agree, approve said accounts and financial statements.

Item (ii) above consists of determining the allocation of the results found by the Company in the 2015 fiscal year.

Item (iii), for its turn, is intended to set a global compensation sum for the members of the Executive Office, Board of Directors and Audit Committee, pursuant to article 152 of the Corporation Law.

Item (iv) is intended to ratify the change to the composition of the Company’s Board of Directors, approved on February 17, 2016 by the Board of Directors, as per article 150 of the Corporation Law.

Finally, item (v) is intended to elect sitting and alternate members of the Company’s Board of Directors, with a term of office until the 2017 Annual General Meeting, pursuant to article 132, III, of the Corporation Law.

The composition of the group of candidates up for election as members of the Audit Committee, proposed by the Board of Directors, is at the shareholders’ disposal at the Company, at BM&FBovespa S.A. – Stock Exchange, and at the Company’s website www.oi.com.br/ri, as well as in the statement set forth in paragraph 1 of article 26 of the Company’s Bylaws.

It asks that the shareholder that wishes to indicate an alternative sheet to the Audit Committee report to Oi in this regard, in writing, before the AGM, observing the provisions of §2º and §3º of article 26 of the Company’s Bylaws and presenting the information on the candidates in items 12.5 to 12.10 of the Reference Form, as well as the name and qualifications of each and also an agreement signed by the candidate attesting to their acceptance to run for the office. Oi will give these candidates the same transparency given to candidates nominated by management.

In the election of members to the Audit Committee, the following rules shall also be complied with, as per paragraph 4 of Article 161 of Law 6,404/76:

a) the holders of preferred shares, without voting rights or with restricted voting rights, shall be entitled to elect, in a separate voting, one (1) member and the respective alternate; the minority shareholders shall have the same right, provided that they jointly represent ten percent (10%) or more of the voting shares;

b) except for the provisions set forth in the previous item, the other shareholders with voting rights may elect the sitting and alternate members who, in any case, shall be in the same number as those elected under the terms of item a, plus one.

4. PROCEDURES, INSTRUCTIONS AND DEADLINES FOR PARTICIPATION AT THE MEETING

Oi’s shareholders may participate at the Meeting in person or through duly appointed attorneys-in-fact, in compliance with the terms in paragraph 1 of article 126 of Law 6,404/76.

We ask that the shareholders be so kind as to arrive early at the Meeting, so that the documents needed for their participation to be checked.

In case of any doubt regarding the procedures and deadlines described below, we ask that you get in touch with the Investors Relations Department, through e-mail invest@oi.net.br.

4.1. Individual Shareholder

We ask that the Individual Shareholders who wish to take part in the Meeting in person submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 26, 2016, the following documents: notarized copies of their IDs and Individual Taxpayers’ Register (CPF).

If the individual shareholder wishes to make him or herself represented at the Meeting by a proxy, he or she shall send, together with the notarized copies of their IDs and CPFs, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID and CPF of the proxy who is to attend the Meeting, with the latter appearing there in possession of such documents. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian ones, except that the documents, prior to being sent to the Company, must be notarized by a Notary Public duly accredited to such end, and certified by the Brazilian consulate and translated into Portuguese by a sworn translator.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if he or she has failed to previously submit them.

4.2. Legal Entity Shareholder

We ask that the Legal Entity Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 26, 2016, the following documents: notarized copies of the Organization Instrument, Bylaws or Articles of Association, as applicable, minutes of election of the Board of Directors (if any) and minutes of election of the Executive Office, containing the election of the legal representative(s) present at the Meeting.

If the legal entity shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian ones, except that the corporate documents, prior to being sent to the Company, must be notarized by a Notary Public duly accredited to such end, and certified by the Brazilian consulate and translated into Portuguese by a sworn translator.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.3. Investment Fund Shareholder

We ask that the Investment Fund Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 26, 2016, the following documents: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) present at the Meeting.

If the investment fund shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian ones, except that the corporate documents, prior to being sent to the Company, must be notarized by a Notary Public duly accredited to such end, and certified by the Brazilian consulate and translated into Portuguese by a sworn translator.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.4. ADR Holders

In case of ADR holders, the financial institution depositary of the American Depositary Receipts (ADRs), in the United States, is the Bank of New York, which shall send the proxies to the ADR holders for them to exercise their voting rights, and shall be represented at the Company’s Meetings, under the terms of the Deposit Agreement executed with the Company, through its representative in Brazil, Banco Itaú Unibanco.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

5. CALL NOTICE OF THE ANNUAL GENERAL MEETING OF 04/28/2016

The Call Notice of the AGM shall be published in newspapers Valor Econômico, in the March 28, 29 and 30, 2016 editions, and Official Gazette of the State of Rio de Janeiro, in the March 28, 29 and 30, 2016 editions.

Oi S.A.

CNPJ/MF: 76.535.764/0001-43

NIRE 33 3 0029520-8

PUBLICLY-HELD COMPANY

CALL NOTICE

ANNUAL GENERAL MEETING

The Board of Directors of Oi S.A. (“Company”) hereby calls the Shareholders to meet at an Annual General Meeting, to be held on April 28, 2016, at 11 a.m., at the Company’s headquarters, at Rua do Lavradio, 71, Centro, City and State of Rio de Janeiro, in order to resolve upon the following Agenda:

1)	Take the Administrators’ accounts, examine, discuss and vote on the Administration’s Report and the Financial Statements pertaining to the fiscal year ended on December 31, 2015, along with the opinion of the Independent Auditors and the opinion from the Audit Committee;

2)	Examine, discuss and vote on the Administration’s Proposal for the allocation of the results of the fiscal year ended on December 31, 2015;

3)	Determine the annual global amount for the compensation of the Administrators and of the members of the Company’s Audit Committee;

4)	Elect members to make up the Board of Directors to complement the term of office, for positions filled pursuant to article 150 of Law 6,404/76; and

5)	Elect the members of the Audit Committee and their respective alternates.

GENERAL INSTRUCTIONS:

1. The documentation connected to the matters in the Agenda is available at the Company’s headquarters, at the Company’s Investors Relations webpage (www.oi.com.br/ri), as well as in the website of the Brazilian Securities Commission (www.cvm.gov.br), pursuant to CVM Ruling No. 481/09, for examination by the Shareholders.

2. We ask that the shareholder who wishes to personally take part in the Meeting or to be represented by an attorney-in-fact to submit the following documents, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., within two (2) business days prior to the holding of the Meeting, to the attention of the Corporate Management and M&A: (i) for Legal Entities: notarized copies of the Instrument of Incorporation, Bylaws or Articles of Association, minutes of election of the Board of Directors (if applicable), and minutes of election of the Executive Office containing the election of the legal representative(s) attending the Meeting; (ii) for Individuals: notarized copies of the identity document and Individual Taxpayers’ Register (CPF) No. of the shareholder; and (iii) for Investment Funds: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) attending the Meeting. In addition to the documents indicated in (i), (ii) and (iii), as the case may be, when the shareholder is represented by an attorney-in-law, they shall send, together with said documents, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. The measure is intended to speed up the process of registration of the shareholders attending the Meeting.

3. The Shareholder that takes part in Fungible Custody of Registered Shares of Stock Exchanges, who wishes to take part in this Meeting, shall submit a statement issued within two (2) days prior to the holding thereof, containing their respective share interest, provided by the custodian body.

Rio de Janeiro, March 29, 2016.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

6. TEXTS EXPLAINING THE MATTERS TO BE RESOLVED UPON AT THE AGM

All of the documents connected to the Agenda are at the shareholders’ disposal at Oi’s headquarters, in its webpage (www.oi.com.br/ri) and at the pages of the Brazilian Securities Commission (www.cvm.gov.br) and BM&F Bovespa.

To help you make a decision regarding the matters listed in the AGM Call Notice, we recommend a through reading of the Administration’s Proposal, filed at the Empresas.net system of the Brazilian Securities Commission – CVM (www.cvm.gov.br) and at the Company’s Investors Relations page (www.oi.com.br/ri).

Any doubts or clarifications regarding the matters contained in the Meeting’s Agenda may be settled or obtained, as the case may be, by getting in touch with the Investors Relations Office, through e-mail invest@oi.net.br.

7. RELATED DOCUMENTS AND LINKS

•	www.oi.com.br/ri – information on the Company

•	www.bmfbovespa.com.br – several items of information on the listed companies

•	www.cvm.gov.br – Brazilian legislation on Corporations

8. EXHIBIT – Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [ ], inscrito no CPF/MF sob o nº [ ], residente e domiciliado na cidade de [ ], estado de [ ], na Rua [ ], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A., (“Companhia”), na Assembleia Geral Ordinária da Companhia, a ser realizada em primeira convocação no dia 28 de abril de 2016, às 11h, na Sede social da Companhia localizada na Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:	[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car N. [ ], registered in the individual Taxpayer Register (CPF/MF) under N. [ ], resident and domiciled in the City of [ ], State of [ ], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A., (“Company”), in the Company’s Ordinary Shareholders’ Meeting to be held on first call on April 28st, 2016, at 11 p.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (respectively “Meeting” or “Shareholders’s Meeting”), and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:

(1) Tomar as contas dos Administradores, examinar, discutir e votar o Relatório da Administração e as Demonstrações Financeiras relativos ao exercício social encerrado em 31 de dezembro de 2015, acompanhados do parecer dos Auditores Independentes e do parecer do Conselho Fiscal;

A favor (    ) Contra (    ) Abstenção (    )

(2) Examinar, discutir e votar a Proposta da Administração para a destinação do resultado do exercício social encerrado em 31 de dezembro de 2015;

A favor (    ) Contra (    ) Abstenção (    )

(3) Fixar a verba global anual da remuneração dos Administradores e dos membros do Conselho Fiscal da Companhia;

A favor (    ) Contra (    ) Abstenção (    )

(4) Eleger membros para compor o Conselho de Administração em complementação de mandato, para vagas preenchidas na forma prevista no artigo 150 da Lei nº 6.404/76; e

A favor (    ) Contra (    ) Abstenção (    )

(5) Eleger os membros do Conselho Fiscal e respectivos suplentes.

A favor (    ) Contra (    ) Abstenção (    )

(1) To examine the Managements statements, examine, discuss and vote the Management report and the financial statements for the fiscal year ended on December 31, 2015; as well as the independent auditors’ report and the opinion of the Statutory Audit Committee;

Approve (    ) Disapprove (    ) Abstention (    )

(2) Examine, discuss and vote the Managements proposal for the results of fiscal year ended on December 31, 2015.

Approve (    ) Disapprove (    ) Abstention (    )

(3) Establish the global amount of compensation of the Managements and of the members of the Statutory Audit Committee of the Company;

Approve (    ) Disapprove (    ) Abstention (    )

(4) Elect members to the Board of Directors to complement the mandate, for vacancies filled in the manner provide in article 150 of Law number 6.404/76; and

Approve (    ) Disapprove (    ) Abstention (    )

(5) To elect the members of the Statutory Audit Committee and their alternates.

Approve (    ) Disapprove (    ) Abstention (    )

[Cidade], [dia] de [mês] de [ano]             /             [Month], [date] [year]

Outorgante / Grantor

Por / By: (assinatura autenticada / notarized signature)

Cargo / Title